UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Maine & Maritimes Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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209 State Street

PO Box 789

Presque Isle, ME

04769-0789

March 20, 2008

Dear Stockholder,

On behalf of the Board of Directors and Management of Maine & Maritimes Corporation, we cordially invite you to attend our 2008 Annual Meeting of Stockholders. The meeting will be held on Tuesday, May 13, 2008, at 9:30 a.m., local time, at the G. Melvin Hovey Operations Center, Maine Public Service Company, 10 Parkhurst Siding Road, Presque Isle, Maine 04769. Directions are included on the final page of the Proxy Statement.

The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement. The Company’s Annual Report to Stockholders is also enclosed for your information.

We encourage you to use this opportunity to take part in the affairs of Maine & Maritimes Corporation by voting on the business to come before the meeting. Whether or not you plan to attend, please complete, sign and date, and promptly return the enclosed proxy card in the accompanying reply envelope so that your shares will be represented at the meeting. If you decide to attend the meeting and wish to change your proxy vote, you may do so by voting in person at the meeting.

Thank you for your ongoing support of and continued interest in Maine & Maritimes Corporation.

Sincerely,

Brent M. Boyles

President

and Chief Executive Officer

MAINE & MARITIMES CORPORATION

209 STATE STREET, PO BOX 789

PRESQUE ISLE, MAINE 04769-0789

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2008

To the Common Stockholders of

  MAINE & MARITIMES CORPORATION

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Maine & Maritimes Corporation (“MAM” or the “Company”) will be held at the G. Melvin Hovey Operations Center, Maine Public Service Company, 10 Parkhurst Siding Road, Presque Isle, Maine 04769, on Tuesday, May 13, 2008, at 9:30 a.m., local time. The purpose of the Annual Meeting shall be to consider and act upon the following matters:

1.	To elect four Class III directors to hold office until the Annual Meeting of Stockholders to be held in 2011; and

2.	To consider and act upon a proposal to approve the Company’s 2008 Stock Plan; and

3.	To ratify the selection of Vitale Caturano & Company as the Company’s independent registered public accounting firm for the 2008 fiscal year; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on March 19, 2008, will be entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

YOUR VOTE IS VERY IMPORTANT TO US. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON, EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY IN WRITING.

By Order of the Board of Directors,

Patrick C. Cannon

Secretary

This Proxy Statement is dated March 20, 2008, and is first being mailed to stockholders on March 27, 2008.

MAINE & MARITIMES CORPORATION

209 STATE STREET, PO BOX 789

PRESQUE ISLE, MAINE 04769-0789

ANNUAL MEETING OF STOCKHOLDERS

MAY 13, 2008

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Maine & Maritimes Corporation (“MAM” or the “Company”) for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) being held on Tuesday, May 13, 2008, at 9:30 a.m., local time, or at any adjournment or postponement thereof. The meeting will be held at the G. Melvin Hovey Operations Center, Maine Public Service Company, 10 Parkhurst Siding Road, Presque Isle, Maine 04769. This Proxy Statement and the accompanying Proxy are first being mailed to stockholders on or about March 27, 2008.

Voting Rights and Outstanding Shares

The Board of Directors has fixed the close of business on March 19, 2008, as the record date for the Annual Meeting or any adjournment or postponement thereof. Only stockholders who were record owners of shares of our common stock, at the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof. As of March 19, 2008,              shares of our common stock were issued and outstanding.

The common stock is the only class of stock entitled to vote at this meeting and all common stockholders are entitled to one vote for each share held on all matters, except that in the election of directors, each common stockholder upon proper notice is entitled to cumulative voting. For cumulative voting, each common stockholder will be entitled to as many votes as shall equal the number of shares held on the record date multiplied by the number of directors to be elected, and each stockholder may cast all of the stockholders votes for a single director or distribute them among the total number of directors to be elected or among any number of directors as the stockholder may see fit.

In connection with Proposal (1), if any common stockholder gives notice to the Secretary of MAM not less than 48 hours before the time set for the meeting of the stockholders of his or her intention to vote cumulatively, all common stockholders in the same voting group shall be entitled to cumulate their votes on election of directors without giving further notice. Any common stockholder who wishes to vote cumulatively, but who will not be present at the meeting, should give written notice to the Secretary of MAM of such intention before the meeting and should clearly indicate in writing on the accompanying Proxy the director or directors for whom he or she wishes to vote and the number of votes he or she wishes to distribute to each such director. If no written indication is made on the Proxy, the votes will be evenly distributed among all nominees.

Voting Your Proxy

Common stockholders may vote at the meeting either in person or by duly authorized Proxy. The giving of a Proxy by a common stockholder will not affect the common stockholder’s right to vote his or her shares if he or she attends the meeting and wishes to vote in person. All shares represented by effective Proxies on the enclosed form, received by MAM, will be voted at the meeting or any adjournment or postponement thereof, in accordance with the terms of such Proxies.

To vote by Proxy you must complete and return the enclosed proxy card so that your shares can be represented, even if you plan to attend the Annual Meeting. Our proxy tabulator, Computershare Investor Services, must receive any Proxy that will not be delivered in person to the Annual Meeting by 9:00 a.m., local time, on May 13, 2008. Properly executed Proxies received prior to the meeting, and not subsequently revoked in the manner described below, will be voted in accordance with the instructions on such Proxies. Where no instructions are given, Proxies will be voted FOR the director nominees named herein, FOR the approval of the 2008 Stock Plan, FOR the ratification of the independent auditors, and with respect to any other matter that may properly be brought before the Annual Meeting, in accordance with the judgment of the Proxy holder.

Revocability of Proxies

Before your shares have been voted at the Annual Meeting you may change or revoke your vote by:

•	Submitting to the Clerk of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the date of the Proxy; or

•	Signing and dating a subsequent Proxy relating to the same shares and delivering it to the Clerk of the Company before the Annual Meeting; or

•	Attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not by itself constitute revocation of a Proxy.

Any written notice revoking a Proxy should be sent to Maine & Maritimes Corporation, PO Box 789, Presque Isle, Maine, 04769, Attention: Clerk, or hand delivered to the Clerk of the Company at the Annual Meeting, at or before the taking of the vote.

Quorum; Abstentions; Broker Non-Votes

A quorum of stockholders is necessary to hold a valid meeting for the transaction of business. As provided under Maine law:

•	A majority of the shares entitled to vote at the Annual Meeting, present in person or represented by Proxy, will constitute a quorum of the meeting;

•	With respect to Proposal (1), the four director nominees receiving the greatest number of votes will be elected;

•	Proposal (2) and Proposal (3) must be approved by the affirmative vote of a majority of the shares voted;

•	Abstentions and broker non-votes will be counted in determining a quorum for the meeting; and

•	Shares withheld and broker non-votes will have no effect on the election of directors or any of the other proposals.

Solicitation of Proxies and Expenses

The accompanying Proxy is solicited by and on behalf of the Board of Directors, and the cost of such solicitation will be borne by the Company. Georgeson Shareholder Communications, Inc. (“Georgeson”) may solicit proxies by personal interview, mail, telephone, and electronic communications, and will request brokerage houses and other custodians, nominees, and fiduciaries to forward soliciting material to the beneficial owners of the common stock held on the record date by such persons. The Company will pay Georgeson $7,500 for its proxy solicitation services and will reimburse Georgeson for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitations also may be made by personal interview, telephone, and electronic communications by directors, officers and other employees of the Company without additional compensation.

Security Ownership of Certain Beneficial Owners

5% Beneficial Ownership:

The following table sets forth information as to the entities that have reported to the Securities and Exchange Commission (“SEC”) or have advised us that they are a beneficial owner, defined by the SEC’s rules and regulations, of more than five percent of our outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned		Percent of Class (1)
Dimensional Fund Advisors LP 1299 Ocean Avenue, Santa Monica, CA 90401	86,007	(2)	5.13%

FMR LLC 82 Devonshire Street Boston, MA 02109	143,200	(3)	8.53%

GAMCO Investors, Inc. One Corporate Center Rye, New York 10580-1435	149,500	(4)	8.91%

Richard M. Osborne Trust 8500 Station Street, Suite 113 Mentor, Ohio 44060	99,200	(5)	5.91%

(1)	Percent of Class is based on 1,677,862 shares outstanding as of March 7, 2008.

(2)	Dimensional Fund Advisors LP (“Dimensional”) filed a Schedule 13G with the SEC on February 6, 2008. The Schedule 13G reported that Dimensional holds 86,007 shares of our common stock as of December 31, 2007, with sole voting power and sole dispositive power with respect to all of such shares. Dimensional disclaims beneficial ownership to all of such shares.

(3)	FMR LLC filed a Schedule 13G/A with the SEC on February 14, 2008, reflecting beneficial ownership, but no voting authority, of 143,200 shares of our common stock as of December 31, 2007.

(4)	GAMCO Investors, Inc. filed a Schedule 13D/A with the SEC on March 3, 2008, reflecting beneficial ownership as of February 27, 2008, of 149,500 shares of our common stock. Of these shares, Gabelli Funds, LLC has sole voting power and dispositive power over 143,500 shares; GAMCO Asset Management Inc. has sole voting power and dispositive power over 2,000 shares; and Teton Advisors, Inc. has sole voting power and dispositive power over 4,000 shares.

(5)	Richard M. Osborne Trust filed a Schedule 13D with the SEC on September 7, 2007, reflecting beneficial ownership as of August 28, 2007, of 99,200 shares of our common stock, with sole voting power and sole dispositive power with respect to 99,200 shares. Their have been no filings with respect to these shares since September 2007.

Directors and Executive Officers:

The following table sets forth information with respect to the beneficial ownership of the shares of MAM common stock by each of the directors and nominees, by each of the executive officers named in the Summary Compensation Table included in this Proxy Statement and by all directors and executive officers as a group as of March 7, 2008. Unless otherwise noted, each person exercises sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned (2) (3)	Stock Units (4)	Percent of Class
Directors
Robert E. Anderson	1,870	10,157.32	*
Michael W. Caron	1,093		*
D. James Daigle	1,370		*
Richard G. Daigle	1,500	12,717.20	*
David N. Felch	1,135	780.04	*
Deborah L. Gallant	1,370		*
Nathan L. Grass	1,384		*
Brian N. Hamel	601		*
Lance A. Smith	1,211	7,663.90	*

Executive Officers
Brent M. Boyles	500		*
Michael I. Williams	0		*
Patrick C. Cannon	0		*
Randi J. Arthurs	0		*
Tim D. Brown	0		*
Annette N. Arribas	0		*
Mark M. Hovey	0		*

All executive officers and directors as a group	12,034	31,318.46	*	(1)

*	less than one percent (1%) of the outstanding shares of MAM common stock.

(1)	The directors and officers as a group own in the aggregate less than one percent (1%) of MAM’s outstanding common stock. Percent of class is based on 1,677,862 shares outstanding as of March 7, 2008.

(2)	All members of the Board of Directors are required to purchase a minimum of 500 shares unless they are precluded from doing so because of insider trading restrictions.

(3)	Board of Director and officer purchases of additional shares are restricted, due to insider trading policies and “blackout” periods.

(4)	Includes stock units under the Directors’ Deferred Compensation Plan for Outside Directors representing deferred cash compensation for, Messrs. Anderson, R. G. Daigle, Felch, and Smith. There are no voting rights associated with stock units. For more detailed information on Deferred Compensation, please refer to the Director Compensation Table on Page 14.

None of the persons listed above own beneficially, or directly, any of the securities of MAM’s subsidiaries.

There has been no arrangement in the past year known to the Company, including any pledge by any person of MAM securities, which may result in a change of control of MAM currently or in the future.

The Company is not aware of any material proceedings to which any director, officer or affiliate of MAM, any owner of record or beneficially of more than five percent of the common stock of MAM, or any associate of any such director, officer or affiliate of MAM, or security holder, is a party adverse to MAM or any of its subsidiaries or has a material interest adverse to MAM or any of its subsidiaries.

PROPOSAL (1)

ELECTION OF DIRECTORS

MAM’s Articles of Incorporation (the “Articles”) authorize the Board of Directors or the stockholders to fix the number of directors from time to time, provided that the number of directors may not be less than nine or more than eleven, except in certain extraordinary circumstances set forth in the Articles. In accordance with the Articles, the Board of Directors has fixed the number of directors at eleven. We currently have ten directors, of which four have a term of office that will expire with the upcoming Annual Meeting on May 13, 2008. The three-year terms of D. James Daigle, Deborah L. Gallant, and Lance A. Smith expire in 2008 and these Directors are up for re-election to the Board of Directors. Brent M. Boyles was appointed as a Director on May 8, 2007, to fill the vacancy created by the resignation of Mr. Michael I. Williams, Interim Director. Mr. Williams’ term was set to expire in 2008.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. One class is elected each year for a three-year term. The four nominees are named in the table set forth below. The stockholders are asked to elect Messrs. Boyles, D. J. Daigle, Smith and Ms. Gallant, all of whom have been duly nominated by an independent Ad Hoc Nominating Committee of the Board of Directors, to serve a term of office until the 2011 Annual Meeting of Stockholders and their respective successors have been elected and qualified. For more information on the director nomination process, including the current selection criteria, see Corporate Governance Page 10.

All of the Board members and nominees are independent under Section 121(A) of the American Stock Exchange except for Brent M. Boyles, who has served as President and CEO since May 8, 2007. See Business and Family Relationships and Transactions on Page 24 for a discussion of transactions which were considered in determining the independence of the directors.

The shares represented by Proxies which are executed and returned without direction will be voted at the meeting for the election of directors of the persons named as nominees in the table set forth below. However, in the event that directors are to be elected by cumulative voting, shares represented by Proxies which are executed and returned without direction will be voted at the meeting in the discretion of the Proxy holders as to the manner in which votes represented thereby will be distributed among such nominees. All of the nominees have indicated their willingness to serve as directors until the expiration of their respective terms and until their successors shall have been duly chosen and qualified.

Should any of the nominees for the office of director become unable to accept a nomination or election, which is not anticipated, it is intended that the persons named in the accompanying form of Proxy will vote for the election of such other person as the Board of Directors may recommend in the place of such nominee. Nominees for director who receive the greatest number of votes by common stockholders entitled to vote, even though not a majority of the votes cast, shall be elected. Therefore, abstentions and broker non-votes have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS DESCRIBED ABOVE IN PROPOSAL (1).

Name	Present positions and offices with Maine & Maritimes Corporation, and business experience for last 5 years	Age	Year first Elected Director

NOMINEES FOR DIRECTORS—CLASS III DIRECTORS—TERM EXPIRING 2008
Brent M. Boyles	Director of Maine & Maritimes Corporation since May 2007; President and CEO of Maine & Maritimes Corporation since May 2007. Mr. Boyles currently holds the following positions with Maine & Maritimes Corporation subsidiaries: Director of Maine Public Service Company since May 2007; President and CEO of Maine Public Service Company since June 2005; Director of Maine & New Brunswick Electrical Power Company, Ltd. since July 2004; President and CEO of Maine & New Brunswick Electrical Power Company, Ltd. since August 2006; President and CEO of MAM Utility Services Group since September 2007; President and CEO of The Maricor Group since June 2007; President and CEO of The Maricor Group New England, Inc. since August 2007; President of The Maricor Group Canada Ltd. since June 2007; and President and CEO of Mecel Properties Ltd. since September 2007. From 2002 through 2005, Mr. Boyles held various positions at Maine Public Service Company including: Senior Vice President, COO, and Vice President of Marketing and Customer Service.	50	2007

D. James Daigle	President of D & D Management Co., Orlando, Florida, since 1981 (real estate investment and management company, which is currently inactive). Mr. Daigle served as Executive Director of the Tampa Committee of One Hundred (an economic development agency) and as a member of Florida Economic Development Counsel. Nationally, Mr. Daigle served as an Associate Member of the Industrial Development Research Council and as a member of the National Association of Industrial and Office Parks.	72	1973

Deborah L. Gallant	President and CEO of D. Gallant Management Associates, Portland, Maine, since 1989 (a Human Resources Management Consulting Firm). Previously served as Senior Vice President of Human Resources for Key Bank of Maine.	55	1994

Lance A. Smith	President and Co-owner of Smith’s Farm, Inc., Presque Isle, Maine, since 1997 (agricultural farm; broccoli is currently its principal crop).	56	2002

Name	Present positions and offices with Maine & Maritimes Corporation, and business experience for last 5 years	Age	Year first Elected Director

CLASS I DIRECTORS—TERM EXPIRING 2009
Robert E. Anderson	Chairman of the Board since 1967 and Chief Financial Officer since 1997 of F. A. Peabody Company, Houlton, Maine (insurance).	70	1993

Michael W. Caron	Chief Financial Officer of Catholic Charities Maine, Portland, Maine, since 2002 (social service agency of the Diocese of Portland). Mr. Caron served as Comptroller of Central Maine Power Company from 1996 to 2000 and worked for nearly thirty years in the telecommunications industry, serving as Managing Director – Finance for NYNEX and Comptroller for New England Telephone & Telegraph Company.	59	2003

Nathan L. Grass	Served as Interim President and CEO of Maine & Maritimes Corporation from August 2006 until May 2007; President of Grassland Equipment, Inc., Presque Isle, Maine, since 1977 (holding company for personal investments).	69	1983

CLASS II DIRECTORS—TERM EXPIRING 2010
Richard G. Daigle	Chairman and CEO of Daigle Oil Company, Fort Kent, Maine, since 1979 (retail and wholesale distributor of petroleum products); President of Coldbrook Energy since 1988.	60	1994

David N. Felch	Certified Public Accountant of Felch & Company, LLC, Caribou, Maine, since 1977 (certified public accountants). Partner in PD&T Rentals (real estate development firm). Previously worked for an international accounting firm.	63	2003

Brian N. Hamel	Equity owner of Thompson-Hamel, LLC, Presque Isle, Maine, affiliated since 2005 (estate planning, investments, and insurance); President/Owner of Hamel Enterprises, LLC, Presque Isle, Maine, since 2005 (economic development, base closure development, and business consulting); served as President and CEO of Loring Development Authority, Limestone, Maine, from 1994 through 2005 (redevelopment of the former Loring Air Force Base). Previously worked for an international accounting firm and in corporate finance.	49	2007

Board Structure, Meetings, and Board Committees

The Directors of Maine & Maritimes Corporation held a total of ten Board meetings during 2007. Currently, Mr. Richard G. Daigle is Chairperson and Mr. Grass is Vice Chairperson of Maine & Maritimes Corporation’s ten-person Board of Directors. Mr. Hamel was appointed to the Board on January 30, 2007, and elected a Class II Director at the Annual Meeting, held May 8, 2007. Mr. Boyles became President and CEO of Maine & Maritimes Corporation and was elected a Class III Director at the May 8, 2007, Regular Meeting of the Maine & Maritimes Corporation Board of Directors, with Mr. Grass resigning as Interim President and CEO and Mr. Michael I. Williams resigning as Interim Chief Operating Officer and Interim Director.

All Directors attended 75% or more of the aggregate number of meetings of the Board of Directors and Committees on which they served. Actual overall attendance was 100%. The independent members of MAM’s Board of Directors met May 8, 2007, and October 18, 2007, in Executive Session without members of Management, to discuss various business-related issues. Business discussed by the independent directors in Executive Sessions was communicated, as appropriate, to the Chief Executive Officer and/or General Counsel for their information and/or implementation.

Mr. David N. Felch participated in the Corporate Board Members’ Annual Boardroom Summit held October 2-3, 2007, in New York City. While there, he successfully completed 14 credit hours of training which comprised of Accounting, Business Management and Organization, Regulatory Ethics, Personal Development, and Specialized Knowledge and Applications. Mr. Felch briefed the Maine & Maritimes Corporation Board of Directors on the 2007 Boardroom Summit; shared several white papers, electronic presentations, and conference materials; and discussed 8 Keys to Audit Committee Effectiveness with the Maine & Maritimes Corporation Audit Committee. This event is an Institutional Shareholder Services accredited director education program.

On January 4, 2008, MAM Directors approved a development plan recommended by the Corporate Governance Committee supporting director education for two MAM Directors each year, in addition to annual on-site training for the entire Board regarding legislative initiatives, current rules, and utility best practices.

Maine & Maritimes Corporation is committed to operating its business with honesty and integrity and maintaining the highest level of ethical conduct. In November, 2007, all Directors successfully completed “The Company Code: Putting Principles into Practice,” an online course powered by LRN and hosted at Maine & Maritimes Corporation’s web-based compliance and ethics training center. The course is an overview designed to help Directors and employees understand the policies that govern the Company, the laws that regulate the business, and the ethical principles that guide when laws and policies don’t provide the answers. Additionally, the Board of Directors reviewed Ethicspoint reporting procedures; the Code of Business Conduct and Ethics; and the Company’s Whistleblower, Insider Trading, Sexual Harassment, and Regulation Fair Disclosure policies.

It is the Company’s policy that Board members attend all Annual Stockholder Meetings. All Directors were present and attended the 2007 Stockholder Meeting.

The current Maine & Maritimes Corporation Board of Directors has ten Directors and five standing committees:

•	Audit Committee;

•	Corporate Governance Committee, which also serves as the nominating committee;

•	Pension and Benefits Committee;

•	Performance and Compensation Committee; and

•	Strategic Planning Committee

The following table identifies each Committee, its members, and the number of meetings held during 2007. Each Committee operates under a written charter that has been approved by the Board. Each charter is available on the Corporate Governance section of Maine & Maritimes Corporation’s website. All of the Committee members have been determined to be independent by the Board within the meaning of applicable laws and the listing standards of the American Stock Exchange except as indicated below in the case of Brent M. Boyles. A summary of each committee’s functions and responsibilities follows the table.

Director	Audit		Corporate Governance		Pension and Benefits		Performance and Compensation		Strategic Planning
Robert E. Anderson (I)					✓	C	✓		✓
Brent M. Boyles *									✓
Michael W. Caron (I)	✓	E			✓				✓
D. James Daigle (I)			✓				✓		✓
Richard G. Daigle (I)**	✓		✓				✓	T	✓	C
David N. Felch (I)	✓	C			✓				✓
Deborah L. Gallant (I)			✓	C			✓	TC	✓
Nathan L. Grass (I)***					✓		✓	C	✓
Brian N. Hamel (I)****	✓				✓				✓
Lance A. Smith (I)	✓		✓						✓
Michael I. Williams *****									✓
Number of Meetings in 2007		4		4		3		6		10
C Committee Chairperson.
E Mr. Caron is the Audit Committee’s designated Financial Expert.
I Independent Director.
T Mr. Richard G. Daigle was temporarily assigned to the Performance and Compensation Committee until 05-08-07.

TC   Mr. Boyles was named President and CEO of Maine & Maritimes Corporation and appointed a Class III Director to the Board of Directors on 05-08-07. He is not independent and stands for election by shareholders this term.

*                 Mr. Boyles was named President and CEO of Maine & Maritimes Corporation and appointed a Class III Director to the Board of Directors on 05-08-07. He is not independent and stands for election by shareholders this term.

** Mr. Richard G. Daigle is the Chairperson of Maine & Maritimes Corporation’s Board of Directors.
*** Mr. Grass is the Vice Chairperson of Maine & Maritimes Corporation’s Board of Directors.
**** Mr. Hamel was appointed to the Board on 01-30-07 and elected a Class II Director on 05-08-07.
***** Mr. Williams served as Interim Chief Operating Officer and Interim Director until 05-08-07.

Board Committees

Audit Committee

The members of the Audit Committee are: David N. Felch, the chairperson, Michael W. Caron, Richard G. Daigle, Brian N. Hamel, and Lance A. Smith. Mr. Hamel became a member of the Committee on February 16, 2007. All members of the Audit Committee are independent in accordance with Section 121(A) of the American Stock Exchange. The Committee is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78c(a)(58)(A)). During 2007, the Audit Committee held four meetings. The Audit Committee recommends to the Board of Directors the engagement of Maine & Maritimes Corporation’s independent auditors; provides independent oversight with respect to approval of non-audit services, financial reporting and internal controls, and the independent auditors; determines whether the independent auditors are independent; and makes recommendations on audit matters and internal controls to the Board of Directors. The Audit Committee Charter is available on the Company’s website at www.maineandmaritimes.com.

Corporate Governance Committee

The members of the Corporate Governance Committee are Deborah L. Gallant, the chairperson, D. James Daigle, Richard G. Daigle, and Lance A. Smith. All members of the Corporate Governance Committee are independent in accordance with Section 121(A) of the American Stock Exchange. The Corporate Governance Committee held four meetings during 2007. The Committee, which also acts as a Nominating Committee, appointed an Ad Hoc Nominating Committee which held one meeting to discuss individual performance evaluations and the qualifications of nominees standing for election to the office of Class III Directors, which includes one non-independent nominee from Management and three existing members of the Corporate Governance Committee. The Ad Hoc Nominating Committee, consisting of Robert E. Anderson, the chairperson, Michael W. Caron, Richard G. Daigle, and Brian N. Hamel, reviewed appropriate criteria and independence of the four nominees being considered for three-year terms expiring 2011 and assessed individual peer evaluations submitted by all Directors. The following week, Board Chairperson Richard G. Daigle conducted individual interviews with each of the nominees regarding results of their critiques and discussed the Committee’s confidence with regard to shareholder value and each nominee’s service to the Board.

The Corporate Governance Committee considers matters related to corporate governance and formulates and periodically revises principles for Board governance, recommends to the Board of Directors the size and composition of the Board of Directors within the limits set forth in the Articles of Incorporation and By-laws and recommends potential successors for the position of Chairperson of the Board. This Committee also considers nominees, who are either submitted by Stockholders or otherwise, for the Board of Directors and makes recommendations to the Board who may, in turn nominate the candidates for election by the Stockholders. The Corporate Governance Committee Charter is available on the Company’s website at www.maineandmaritimes.com.

The Process of Identifying and Evaluating Candidates for Directors

The Board is responsible for recommending director candidates, either director and/or shareholder nominated, for election by the stockholders and for electing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Corporate Governance Committee, or an appointed Ad Hoc Nominating Committee, which identifies, evaluates and recruits highly qualified director candidates and recommends them to the Board. The Committee evaluates nominations for Board members (both shareholder-nominated and Board-nominated) solely on the basis of qualifications and does not nominate a sitting Board member unless such person is determined to be the most qualified candidate. The Corporate Governance Committee recognizes that required qualifications for Board members may change as business strategies and conditions change. Consequently, the Corporate Governance Committee closely evaluates each year’s slate of nominations based on merit and skills needs versus the incumbency of Board membership. Shareholder nominated candidates will be reviewed and nominated in the same manner as Board-nominated candidates.

Each nominee approved by the Committee for election in 2008 was recommended by a non-Management director or group of directors.

Qualifications of Directors

Under a policy formulated by our Corporate Governance Committee, the Company generally requires that all candidates for directors possess the following qualifications:

•	The highest level of personal and professional ethics, integrity and values;

•	A proven personal record of success;

•	An inquiring and independent mind;

•	Practical wisdom and mature judgment;

•	Broad training and experience at the policy-making level in business, finance and accounting, government, education, or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members, so that an optimal balance of Board members can be achieved and maintained;

•	Willingness to devote the required time to carrying out the duties and responsibilities of Board membership;

•	Commitment to serve on the Board for several years to develop knowledge about the Company’s business;

•	Willingness to represent the best interests of all stockholders and objectively appraise Management performance; and

•	Involvement only in activities or interests that do not conflict with the director’s responsibilities to the Company and its stockholders.

The Company also requires that a majority of directors be independent. For a detailed description of the qualifications required of candidates for director, as well as any specific qualities or skills the Company believes should be possessed by one or more directors, see the Company’s website at www.maineandmaritimes.com.

Security Holder Recommendation of Candidates for Election as Directors

The Corporate Governance Committee will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of directors. Submissions must be made in accordance with the Committee’s procedures, as outlined below and set forth on the Company’s website at www.maineandmaritimes.com. The Corporate Governance Committee will only consider candidates who satisfy the Company’s minimum qualifications for director, as outlined above and set forth on the Company’s website at www.maineandmaritimes.com, including that directors represent the interests of all shareholders. The Corporate Governance Committee evaluates nominations submitted by shareholders using the same criteria as other candidates; the only difference in the manner of evaluation is that shareholder-nominations can be made at times when the Committee is not actively evaluating other candidates.

Procedures for Security Holder Submissions of Director Nominations

A shareholder wishing to recommend to the Corporate Governance Committee a candidate for election as director must submit the recommendation in writing, addressed to the Committee in care of the Company’s Corporate Secretary at P.O. Box 789, Presque Isle, ME 04769-0789. Submissions recommending candidates for election at the annual meeting of stockholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of stockholders. Nominations received from Stockholders after November 22, 2008, are not required to be considered at the 2009 Annual Meeting. In the event that the date of the next annual meeting of stockholders is more than 30 days following the first anniversary date of the annual meeting of stockholders for the prior year, the submission must be made a reasonable time in advance of the mailing of the Company’s next annual Proxy Statement. Each nominating recommendation must be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Committee, if the Committee decides in its discretion to do so.

Pension and Benefits Committee

The members of the Pension and Benefits Committee are Robert E. Anderson, the chairperson, Michael W. Caron, David N. Felch, Nathan L. Grass, and Brian N. Hamel. Mr. Hamel became a member of the Committee on February 16, 2007. During 2007, the Pension and Benefits Committee held three meetings. The Pension and Benefits Committee reviews the management of the Company’s pension fund by the pension fund trustee and makes recommendations with respect to the management of such fund to the Board and Management as it deems necessary. The Pension and Benefits Committee also makes recommendations in connection with the Company’s 401(k) Plan. In addition, the Committee is responsible for oversight of employee health care and insurance-related benefits and closely coordinates with the Performance and Compensation Committee to ensure equitable total compensation structures throughout the Company.

Performance and Compensation Committee

The members of the Performance and Compensation Committee are Nathan L. Grass, the chairperson, Robert E. Anderson, D. James Daigle, and Deborah L. Gallant. All the members of the Performance and Compensation Committee are independent in accordance with Section 121(A) of the American Stock Exchange. The Performance and Compensation Committee held six meetings during 2007. On May 8, 2007, Nathan L. Grass was reinstated as a member and Chairperson of the Performance and Compensation Committee after serving eight months as Interim President and CEO of Maine & Maritimes Corporation, coincident with the departure of the former Chief Executive Officer. At the same time, Ms. Gallant stepped down as Interim Chairperson and Mr. Richard G. Daigle, who had been temporarily assigned, withdrew from the Committee. The Performance and Compensation Committee sets financial and operating performance standards for consideration and approval by the Board of Directors, including performance benchmarks associated with executive incentive compensation. The Committee develops salary and other compensation recommendations for the position of Chief Executive Officer of Maine & Maritimes Corporation. These recommendations are developed in Executive Session without the presence of the President and CEO and are based on performance reviews undertaken by the Committee. The Committee is responsible for independently recommending salaries and compensation for all other MAM and subsidiary executive officers, as well as setting overall enterprise-wide compensation philosophies, utilizing input from the President and CEO. The Committee’s independent recommendations are made to the Board of Directors for consideration and action in Board of Directors meetings without input from the President and CEO or any executive officer.

As a part of the Committee’s annual responsibilities, it develops succession plans for the position of the President and CEO and works with the President and CEO to develop succession plans for all key executive officer positions. In addition, the Committee researches and develops recommendations to the Board of Directors concerning compensation for outside directors. The Performance and Compensation Committee Charter is available on the Company’s website at www.maineandmaritimes.com.

Strategic Planning Committee

The members of the Strategic Planning Committee are Richard G. Daigle, the chairperson, Robert E. Anderson, Brent M. Boyles, Michael W. Caron, D. James Daigle, David N. Felch, Deborah L. Gallant, Nathan L. Grass, Brian N. Hamel, and Lance A. Smith. On February 16, 2007, Mr. Hamel became a member of the Committee. On May 8, 2007, Mr. Boyles became a member of the Committee, replacing Michael I. Williams who served on the Committee as Interim Director since August 17, 2006. The Strategic Planning Committee considers all matters of strategic importance including, without limitation, matters related to the Company’s strategy, merger and acquisition activities, budgets, operations, customer relations, system security and reliability, and other significant regulatory, transactional, business or political matters of strategic significance. The Committee typically meets the day before the MAM Board of Director meetings and, as a Committee of the whole Board, it serves as a detailed work session for issues regarding, but not necessarily limited to, strategic planning, operational issues, regulatory affairs, and capital structure objectives to come before the Board.

Compensation Committee Interlocks and Insider Participation

The members of the MAM Performance and Compensation Committee during the fiscal year 2007 were Messrs. Nathan L. Grass, Robert E. Anderson, Richard G. Daigle, D. James Daigle and Ms. Deborah L. Gallant, none of whom are now, or have ever been, employees or officers of the Company with the exception of Mr. Grass. In August 2006, coinciding with the departure of the President and CEO, Performance and Compensation Committee Chairperson Nathan L. Grass was appointed Interim President and CEO. As a result, Mr. Grass withdrew from the Performance and Compensation Committee. Ms. Deborah L. Gallant was appointed as Chairperson of the Committee and Mr. Richard G. Daigle was appointed as a member of the Committee. On May 8, 2007, Mr. Grass resigned as Interim President and CEO and was reappointed as a member of the Committee. Ms. Gallant withdrew as Chairperson and Mr. Grass was reappointed as Chairperson of the Committee. On May 8, 2007, Mr. Richard G. Daigle withdrew from the Performance and Compensation Committee. None of the Company’s executive officers serve as directors of any other entity under conditions requiring disclosure under Item 404 of Regulations S-K. See Business and Family Relationships and Transactions with Directors and Executive Officers on Page 24.

Directors’ Compensation

Effective June 1, 2005, the Maine & Maritimes Corporation Board of Directors adopted, and review and confirm annually, the following directors’ fee structure based on the need to attract and retain qualified directors, additional scrutiny and risks of independent directors, along with increased responsibility, and workload. The Board also agreed to hold regular Strategic Planning and Regular Board of Directors meetings, and a minimum of four Committee meetings per year, once each quarter, with flexibility to hold special Committee meetings and teleconference meetings, as required. It is the Company’s policy to maintain Directors’ compensation in line with peer companies.

The fees are as follows:

Effective Since June 1, 2005 (Dollars)
Annual Retainer—Chairperson	25,000
Annual Retainer—Vice Chairperson	20,000
Annual Retainer—Other	15,000
Audit Committee Chairperson—Annual	1,500
Committee Chairs—Annual	1,000
Board Meeting Attendance—Per Meeting	800
Committee Meetings—Per Meeting	800
Committee Meetings—(Same Day as Board Meeting )—Per Meeting	800
Telephonic Meetings—Per Meeting	300
Stock Grant—Annual	3,000

A Deferred Compensation Plan for Outside Directors has been in place since 2000. Under the Plan, participants may defer up to 100% of their retainer, meeting, and committee chairperson fees. The Company establishes an account for the deferred director fees and adjusts the account balance for fees deferred by the value of a deemed investment on five-year U.S. Treasury Notes or the Company’s stock. Such deferred amounts will be paid to the director or to a designated beneficiary in equal monthly payments over ten years when the director ceases to serve on the Company’s Board of Directors.

At the November 7, 2003, Maine & Maritimes Corporation Board meeting, directors approved a resolution to establish a “rabbi trust” under the MPS Deferred Compensation Plan for Outside Directors and the MPS Prior Service Executive Retirement Plan (the “Plans”), through which the Company may, from time to time, fund its obligations through the Plans, and shall, in the event of a change of control of the Company, immediately fund such obligations in full. The rabbi trust has not been funded.

Director Compensation

Name	Fees Earned or Paid in Cash $ (1)(2)	Stock Awards ($)	All Other Compensation ($) (3)	Total ($) (4)
Robert E. Anderson	$38,569	$2,931	$0	$41,500
Michael W. Caron	$36,169	$2,931	$0	$39,100
D. James Daigle	$39,869	$2,931	$0	$42,800
Richard G. Daigle	$51,669	$2,931	$0	$54,600
David N. Felch	$37,969	$2,931	$0	$40,900
Deborah L. Gallant	$39,424	$2,931	$0	$42,355
Nathan L. Grass	$85,696	$2,931	$0	$88,626
Brian N. Hamel	$33,816	$2,684	$0	$36,500
Lance A. Smith	$37,469	$2,931	$0	$40,400

(1)	All independent directors are paid a retainer and quarterly fees in accordance with the Company’s director compensation policy. Mr. Nathan L. Grass was paid an additional monthly fee of $10,000, while serving as Interim President and Chief Executive Officer until his resignation May 8, 2007, totaling $42,580.65. Compensation in this column is also included in the Summary Compensation Table. Mr. Michael I. Williams, who served as Interim Director until his resignation May 8, 2007, was not an independent director, is not listed above, and received no director compensation. Mr. Brent M. Boyles was named President and CEO of Maine & Maritimes Corporation and appointed a Class III Director on May 8, 2007. He is not an independent director, is not listed above, and receives no director compensation.

(2)	Pursuant to the Company’s Deferred Compensation Plan for Outside Directors, Messrs. Anderson, R. Daigle, Felch, and Smith have elected to defer some of their retainer, meeting, and committee chairperson fees into an account which is adjusted by the value of a deemed investment in the Company’s common stock. Such deferred amounts will be paid to these directors or their designated beneficiaries in equal monthly payments over ten years when these individuals no longer serve on the Company’s Board of Directors.

Name	Deferred Cash Compensation 2007	Stock Units 2007	Total Cumulative Stock Units
Robert E. Anderson	38,500	1,513.83	10,157.32
Richard G. Daigle	51,600	2,071.26	12,717.20
David N. Felch	3,790	149.25	780.04
Lance A. Smith	37,400	1,487.77	7,663.90

(3)	There are no material perquisites to report.

(4)	Directors do not participate in the MAM retirement plan.

Executive Compensation

Compensation Discussion and Analysis

The following disclosure sets forth the total compensation paid during 2007 to individuals serving as the Company’s Principal Executive Officer, Principal Financial Officer, and the other most highly compensated executive officers named in the Summary Compensation Table on Page 18. We refer to these executives as the “Named Executive Officers.”

Compensation Philosophy

The Board of Directors of Maine & Maritimes Corporation (the “Company”) is committed to the selection and retention of qualified executives and endorses compensation and benefit programs with established regional and relevant benchmarks with respect to total compensation. The Performance and Compensation Committee (the “Committee”) is appointed by the Board to oversee our executive compensation program. The Committee is responsible for determining the core components of the program for executive officers. The Committee encourages the use of industry best practices when appropriate to our business strategy to ensure compensation programs are fair and equitably designed to be competitive in geographic markets, reward performance versus cost-of-living compensation, and retain talent to improve shareholder value. As stated in its charter, the Committee reviews and approves the overall corporate compensation strategy and philosophy, oversees the development of new compensation plans, and, when necessary, approves the revision of existing plans, policies, and programs. The Board of Directors is responsible for reinforcing and overseeing the principles of compensation for the executives.

Objectives of our Executive Compensation Program

The objective of our executive compensation program is to ensure that all forms of compensation received by executives are consistent with shareholder interests, to offer a compensation package that is attractive and competitive, and to closely align executive compensation to the achievement of financial and other goals of the Company and the executive’s contributions to the accomplishment of those goals. Our compensation program and the compensation of executives are reviewed annually to assess the Company’s competitive position for each component of executive compensation. As a result of this review, we make adjustments to our program and to executive compensation based on performance incentives and achievements, pay equity, and retention. All of our executives are at-will employees and serve at the pleasure of the Board of Directors.

Core Components of our Executive Compensation Program

The core components of our executive compensation program are base salary, equity stock options, incentives or bonuses, employment-related agreements, and company-funded welfare and pension benefits. Paying or providing a mix of these core components allows the flexibility and resources needed to attract and retain executives as well as compete in the labor markets for those resources. The Company does not compensate the President and CEO or other Executive Officers through the use of material perquisites.

Base salary:    The President and CEO compensation is based on an evaluation of the market value of the position and compensation packages of similar holding companies, performance of the Company, as well as the individual’s qualifications, experience, and performance, and corporate goals and objectives relevant to CEO compensation. The President and CEO compensation is also compared to other officers of the Company to ensure internal pay equity within the Management team. The Committee independently makes a recommendation for the President and CEO’s base salary to the Board of Directors.

The Committee has the sole authority to approve, amend or terminate all compensation for the executives other than the President and CEO. Salary increases for all other executive officers are based on the market salary range for the position, the experience and qualifications of the executive, the performance of the executive, and external market pressures. The Committee may solicit recommendations from the President and CEO for base salary adjustments for all other executive officers. The Committee did not approve any base salary increases during 2007 for the Named Executive Officers. Going forward, the Committee has authorized the President and CEO to increase executive salaries by up to 3% on a discretionary basis. Such adjustments would be effective June 1, 2008. Other discretionary salary adjustments may be considered by the Board.

Equity Stock Option Program:    The purpose of the plan is to provide employees of the Company with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward, and retain employees of outstanding ability. No stock options were granted to executives or to other employees in 2007. An initial grant of 52,500 stock options was made on June 1, 2002, as an employment offer to the former President and CEO to be distributed equally over 10 years with each year’s grant requiring a three-year vesting period before becoming exercisable.

As of June 1, 2006, 26,250 stock options had been granted. Of these stock options, 16,420 were granted as Incentive Stock Options (“ISO’s”) and 9,830 were granted as Nonqualified Stock Options “(NSO’s”). In November 2006, three months after the resignation of the former President and CEO, the ISO’s granted were either not vested or the right to exercise had expired. Of the NSO’s granted, 3,932 were vested and can be exercised until they expire on the tenth anniversary of their respective grant dates. The remaining NSO’s were not vested. Each member of the Board of Directors is required to own at least 500 shares in Maine & Maritimes Corporation. Such shares must be purchased by the directors from their personal funds. Stock options do not count toward this minimum.

On March 14, 2008, the Company’s Board of Directors voted to terminate the Company’s 2002 Stock Option Plan. The Board of Directors also voted to adopt the 2008 Stock Plan, subject to shareholder approval, as further described in Proposal (2).

Performance Incentives or Bonuses:    Based on individual performance assessments of each officer by the President and CEO, recommendations are made to the Performance and Compensation Committee for bonus payments. The amounts are determined based on individual performance, impact on the strategy of the Company, and financial resources. Additionally, individual performance bonuses may be provided to employees based on performance, skill sets and availability in the market. During 2007, no performance bonus was paid to any Named Executive Officer. Bonuses based on individual performance or retention were paid to certain employees in connections with the wind down of operations at The Maricor Group New England and Maricor Technologies, Inc.

The Company has a profit sharing mechanism in place for executive officers and all non-union employees for 2008, as voted by the Board. Profits in excess of the entire Company’s 2008 budgeted net income approved by the Company’s Board of Directors will be shared 75% by shareholders and 25% by non-union employees. The officers and employees’ share will be separated in two components, with 50% fixed based on employee compensation and 50% to be allocated at the discretion of the President and CEO. The Company does not currently offer a long-term incentive program.

Employment Related Agreements:    The Company has entered into change of control agreements with all executives. The agreements encourage continued employment by agreeing to payments that are effective if the employees lose their positions in the event of a merger or acquisition. Additionally, individual employee retention bonus agreements have been provided to certain employees in positions determined to be critical to the continued operation of the Company. These agreements require the individuals to remain with the Company for a defined time period to receive all or a pro-rated share of the payment. During 2007, retention bonuses were paid to two Named Executive Officers. Other than change of control agreements, no Named Executive Officer currently has a retention bonus agreement.

Welfare and Pension Benefit Programs

The Named Executive Officers participate in the same welfare and pension benefit programs available to all other employees. The welfare programs include medical coverage, life insurance, accidental disability insurance, short– and long- term disability insurance and other standard fringe benefits.

Retirement Benefits:    The Named Executive Officers participate in the Company sponsored defined benefit pension plan and 401(k) retirement savings plan. Employees hired on or after January 1, 2006, are not eligible to participate in the defined benefit plan. All future service and salary accruals were frozen effective December 31, 2006, for all employees who were participants in the defined benefit pension plan on that date. In conjunction with the pension freeze, the Company agreed to additional employer contributions to the 401(k) plan to compensate existing defined benefit pension plan participants in part or in full, depending on their number of years of participating service, for the lost benefit. The All Other Compensation column in the Summary Compensation Table on Page 18 includes a pension freeze contribution for 2007 for each Named Executive Officer. Also the table reflects the incremental pension benefits accrued for each Named Executive Officer.

The Company matches employee contributions to the 401(k) plan at a rate of 50% of the first 4% of pay contributed by a participant. The matching contribution for each Named Executive Officer is included in the All Other Compensation column.

Life Insurance Program:    The Company provides group term life insurance. This term insurance provides death benefits equal to one and one-half times salary up to age 40 and one times salary thereafter. The maximum death benefit payable under the plan is $300,000. The cost of providing this benefit to the Named Executive Officers is included in the Summary Compensation Table on Page 18 in the All Other compensation column. No other life insurance is purchased for the benefit of the Named Executive Officers.

The level of President and CEO and executive compensation is believed to be reasonable, based on the current position of the Company, and is cognizant of the interests of shareholders and other constituencies. The compensation programs appropriately align compensation with corporate performance expectations, individual performance, and internal and external equity allowing the Company to attract and retain the resources and skill sets needed in a dynamic business market and constrained labor market. The Company has a succession plan for the position of President and CEO and other key executive positions within the Company that is evaluated for necessary changes on an annual basis. Consideration of compensation is a part of that process to allow for retention or recruitment of experienced and knowledgeable Managers and employees. Compensation programs are considered fair, both internally and externally, and have appropriate market-based benchmarks to ensure reasonableness.

The Company continually balances best practice considerations of performance-based compensation with the reality that we must compensate at or above market to be competitive in the northeastern United States in order to retain or attract the talent necessary to achieve the long-term performance objectives for the shareholders.

Summary Compensation Table

The following summary compensation table sets forth the total compensation paid by the Company and its subsidiaries in 2007 to the Company’s Principal Executive Officer, Principal Financial Officer, and the other most highly compensated executive officers listed below (the “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards	Change in Present Value of Defined Benefit Pension Plan (4)	Change in Present Value of Retiree Medical Plan (4)	All Other Compensation ($) (5)		Total
BRENT M. BOYLES (8)	2007	166,923				0	22,931	14,700	30,701	(1)	235,255
President and CEO

NATHAN L. GRASS	2007	85,696	(2)	0		0	0	0	0		85,696
Interim President and CEO	2006	85,883		0		0	0	0	0		85,883

MICHAEL I. WILLIAMS	2007	160,615		25,000		0	6,828	571	20,154		213,168
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	2006	128,462		0		0	3,377	372	463		132,674

PATRICK C. CANNON	2007	150,587		25,000	(3)	0	673	750	9,628		186,638
Vice President, General Counsel, Secretary and Clerk	2006	150,010		35,000	(3)	0	3,635	556	2,134		191,335

RANDI J. ARTHURS	2007	95,365		0		0		1,679	7,012		104,056
Vice President, Accounting, Controller and Assistant Treasurer	2006	85,769		25,000		0	671	1,715	2,524		115,679

TIM D. BROWN (8)	2007	101,576		0		0	11,339	12,106	16,176		141,197
Vice President of Engineering and Operations

ANNETTE N. ARRIBAS	2007	96,750		0		0	88	3,971	119,400	(6)	220,209
Former Vice President,	2006	118,462		0		0	10,632	2,799	2,625		134,518
Investor Relations, Corporate
Compliance, and Treasurer

MARK M. HOVEY (8)	2007	82,385		0		0			108,555	(7)	190,940
Former Vice President, Human Resources and Organizational Development

(1)	In order to pass Internal Revenue Service testing, certain highly compensated employees are limited to an annual pension freeze contribution of three times the minimum or 15% of base compensation. This limit creates an annual shortfall in the projected loss of accrued benefits under the defined benefit pension plan. Included in this column is a payment of $3,536 to make up the annual shortfall. This payment will be paid annually until Mr. Boyles attains age 62.

(2)	Nathan L. Grass served as Interim President and CEO until his resignation May 8, 2007. In addition to his director fees, Mr. Grass received an additional monthly fee of $10,000, totaling $42,580.65. Compensation in this column is also included in the Directors Compensation Table.

(3)	As a part of the General Counsel initial recruitment offer, the Company agreed to pay a retention bonus of $75,000; $25,000 was accrued each year for the last three years and paid on December 1, 2007. Mr. Cannon received a $10,000 performance bonus, paid in 2006.

(4)	The Change in Present Value for the Defined Benefit Pension and retiree medical was completed by an independent actuary at Diversified Investment Advisors assuming plan eligibility at retirement age 65, a discount rate of 6.0%, and the appropriate mortality factor from the RP-2000 for 2007 Current Liability Table for males and females.

(5)	Unless otherwise footnoted “All Other Compensation” includes 401(k) employer matching contribution, pension freeze contribution, and employer paid group term life insurance premium.

(6)	In September 2007, Ms. Arribas entered into a Severance Agreement and Release with the Company. Compensation in this column for Ms. Arribas includes severance of $97,500, payment of health insurance premiums for Ms. Arribas and her family in the amount of $3,384, and moving expenses up to $10,000. All of these severance costs were accrued in 2007.

(7)	In September 2007, Mr. Hovey entered into a Severance Agreement and Release with the Company. Compensation in this column for Mr. Hovey includes severance of $78,750, payment of COBRA health insurance premiums up to nine months for Mr. Hovey and his family in the amount of $9,558, and miscellaneous costs in the amount of $15,000. All of these severance costs were accrued in 2007.

(8)	Mr. Boyles, Mr. Brown, and Mr. Hovey were not Named Executive Officers in the 2006 proxy. Therefore, compensation earned for 2006 is not reported in the Summary Compensation table above for these executives.

Stock Option Plan

With the approval by the Company’s stockholders at the 2002 Annual Meeting, the Company adopted the 2002 Stock Option Plan to provide employees of the Company and its subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company and to attract, reward, and retain employees of outstanding ability. On March 14, 2008, the Company’s Board of Directors voted to terminate the Company’s 2002 Stock Option Plan. The Board of Directors also voted to adopt the 2008 Stock Plan, subject to shareholder approval, as further described in Proposal (2).

Pension Benefits

General:    Our retirement plan is a non-contributory defined benefit pension plan that provides for normal retirement at age 65 and permits earlier retirement in certain cases. Benefits are based on years of service, with a maximum of thirty (30) years, and compensation for the thirty-six (36) consecutive months out of the last one hundred twenty (120) months that produce the highest average annual compensation, reduced by one-half of the participant’s age 65 Social Security Benefit. For purposes of the retirement plan, compensation includes base pay only. The following pension plan table contains information for plans that provide for payment in connection with retirement showing the present value of the Named Executive Officer’s accumulated benefit under the defined benefit pension plan as of December 31, 2007;

PENSION BENEFITS

Name	Plan Name	Number Of Years Credited Service (#)	Present Value Of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Brent M. Boyles	Maine Public Service Company	21.58	148,069	0
Michael I. Williams	Maine Public Service Company	13.92	44,810	0
Patrick C. Cannon	Maine Public Service Company	1.08	4,529	0
Randi J. Arthurs	Maine Public Service Company	1.67	2,109	0
Tim D. Brown	Maine Public Service Company	17.92	72,757	0
Annette N. Arribas	Maine Public Service Company	8.83	33,920	0
Mark M. Hovey	Maine Public Service Company	N/A	N/A	N/A

Credited service is based on benefit years of service as defined in the Pension Plan, which is one year less than actual years of Company service. Any period of continuous service with a public utility company immediately preceding employment with the Company will be counted toward Years of Benefit Service under the Company’s Pension Plan. Mr. Williams was given credit for his years of benefit service with Bangor Hydro-Electric Company (“Bangor Hydro”). Benefits earned under the Maine Public Service Company Pension Plan will be reduced by vested benefits earned at Bangor Hydro. As a Director, Mr. Grass is ineligible for the retirement plans. Directors who are not employees of the Company are not eligible to participate in the Company’s retirement plans.

The actuarial assumptions for the present value are based on retiring at normal retirement age 65 as defined under the plan documents and uses the same assumptions used in financial reporting under GAAP, including a discount rate of 6.0% and the appropriate mortality factor from the RP-2000 for 2007 Current Liability Table for males and females.

Early Retirement:    The plan allows for early retirement when a participant has attained age 55 and has at least ten (10) years of vesting service. Under the early retirement provisions, a pension benefit is actuarially reduced by 4/10 of 1% (0.004) for each month the benefit commences prior to age 65. The early retirement benefit payable to a participant who retires after attaining age sixty-two (62) and who has completed at least twenty (20) years of benefit service will not be reduced. Currently no Named Executive Officer is eligible for early retirement. Participants who had not met the conditions above as of December 31, 2006, will not be eligible for early retirement.

Form of Benefit:    Participants may elect to receive their benefit in various forms. Participants may select a single life annuity, in which pension payments are payable for the participant’s lifetime.

The normal form for a married participant is a joint and survivor annuity. Under this option the participant receives a reduced benefit during his or her lifetime and upon death, the participant’s spouse will receive monthly payments for the remainder of the spouse’s lifetime. The participant can choose a benefit of 50% or 100% of the benefit that was paid to the participant. The degree to which the pension benefit is reduced depends on the age of the participant and the age of the spouse, and on the percentage of the benefit that is selected.

A participant may select a ten (10) year certain and life payment option. This option allows a participant to receive a monthly benefit for life. If the participant dies within ten years after the benefit commences, the participant’s beneficiary will receive the balance of the payments.

Participants may also select a level income payment option. Under this option the participant will receive increased benefits until Social Security benefits begin, age 62. After the participant begins receiving Social Security benefits, monthly payments are adjusted to take into account payments the participant will receive from Social Security. The effect of this option is to provide the participant with an approximately level amount of income during the participant’s retired lifetime.

Potential Payments upon Termination or Change of Control

Employee Retention Agreements (“change of control agreements”) are in effect for Mr. Boyles, Mr. Williams, Mr. Cannon, Ms. Arthurs, and Mr. Brown. The term of the agreement for Mr. Boyles extends through September 4, 2009. The term of the agreements for Mr. Williams, Mr. Cannon, Ms. Arthurs, and Mr. Brown extends through May 18, 2009. A similar agreement is in effect for Michael A. Eaton, the Company’s Vice President of Information Technology and Customer Service.

If a change of control occurs, and within one year following a change of control the acquiring company terminates the executive’s employment for any reason other than cause, or the executive terminates his or her employment for good reason, the acquiring company shall provide the executive with the following:

(a)	a lump sum cash payment within thirty days after the termination date equal to the sum of two times the executive’s annual base salary in effect upon the change of control or the date of the termination notice, whichever is higher;

(b)	two times the bonus award the executive would have received for the year in which termination occurs pursuant to the Company’s Incentive Compensation Plan, assuming that employment had not terminated and that all applicable performance goals will be met. If any portion of the award depends on goals that cannot be determined until the close of the plan year, then payment of that amount shall be made within thirty days after the goal has been determined.

(c)	the continuation of the executive’s participation and of his/her dependents (to the extent they were participating on the date of termination notice) in the Company’s health, life, disability and other employee benefit plans, programs and arrangements (excluding the Pension Plan and Retirement Savings Plan) for a period of twenty-four (24) months after such termination as if he/she were still employed during this period.

No benefits are payable upon the executive’s death prior to the involuntary termination of his/her employment with the Company for cause or otherwise or the voluntary termination by the executive of the executive’s employment with the Company for good reason. As a condition of payment, the executive agrees to execute any release or waiver deemed necessary by the Company’s legal counsel.

The following table discloses the potential payments which would be owed to the Named Executive Officers if a triggering event had occurred on December 31, 2007.

			Health Insurance		Life Insurance		LTD Insurance
Name	Annual Wage on 12/31/2007	Change of Control Payment	COBRA Premium 1/1/2008	Change of Control Cost	Annual Premium	Change of Control Cost	Annual Premium	Change of Control Cost	Total
Brent M. Boyles	175,000	350,000	18,079	36,157	399	798	608	1,215	388,170
Michael I. Williams	160,000	320,000	18,079	36,157	365	730	608	1,215	358,102
Patrick C. Cannon	150,000	300,000	18,079	36,157	513	1,026	608	1,215	338,398
Randi J. Arthurs	95,000	190,000	18,079	36,157	326	652	385	769	227,578
Tim B. Brown	101,800	203,600	18,079	36,157	233	465	412	825	241,047

Total		1,363,600		180,785		3,671		5,239	1,553,295

Performance and Compensation Committee Report on Executive Compensation

The Performance and Compensation Committee (the “Committee”) is appointed by the Board of Directors to discharge the Board’s responsibility relating to compensation of the Company’s directors and officers. The Committee has overall responsibility for evaluating and approving the director and officer compensation plans, policies, and programs of the Company. The Committee is charged with the responsibility to ensure that all forms of compensation to directors and executives are consistent with shareholder interests and are directly correlated with the Company’s financial performance and creation of shareholder value. The Performance and Compensation Committee consists entirely of independent directors who have different areas of expertise. The Committee has sole authority to approve, amend, or terminate compensation for directors or executives.

The Committee is responsible for:

•	Recommendation and approval of compensation for the President and CEO and other executives;

•	Recommendation and approval of corporate compensation strategy and philosophy;

•	Recommendation and approval of director compensation;

•	Administering the Company’s equity compensation plans;

•	Administering all Board-approved executive, manager, and employee incentive compensation plans;

•	Evaluating the President and CEO’s annual performance;

•	Development and monitoring of executive succession planning and executive development; and

•	Producing a report on executive compensation along with discussion and analysis for the proxy.

The Committee met on six separate occasions during 2007 to review, discuss, and approve corporate compensation philosophy and, programs, and to develop recommendations for salary adjustments for executive officers. The Committee also reviewed and recommended to the Board a specific severance policy for the corporate reorganization plan and elimination of two senior officer positions, which was completed in the fall of 2007. The Performance and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with Management. Based on the review and discussion, the Performance and Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy.

Performance and Compensation Committee Members:

Nathan L. Grass, Chairperson

Robert E. Anderson

D. James Daigle

Deborah L. Gallant

Audit Committee Report

The Audit Committee has reviewed and discussed with Management the Company’s 2007 audited financial statements. It has discussed with the firm of Vitale, Caturano & Company (“VCC”), the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, and has received from VCC the written disclosure and letter required by Independence Standards Board Standard No. 1. The Audit Committee has discussed with VCC the firm’s status as an independent auditor. Based on this review and these discussions, the Audit Committee has recommended to the Company’s entire Board of Directors that the Company’s financial statements, audited by VCC, be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Company’s independent auditor will be present at the Annual Meeting for statements or questions.

All five members of the Audit Committee are independent as defined under Section 121(A) of the American Stock Exchange listing standards. At least one member of the Audit Committee has the required experience in finance and accounting, as required under Section 121(B)(2) of the American Stock Exchange listing standards. On September 5, 2003, Michael W. Caron was designated by the Company’s Board of Directors as the Audit Committee’s “financial expert” as that term has been defined by the SEC under the Act. In accordance with its charter, the Audit Committee has performed its annual self-evaluation and charter review.

Audit Committee Members:

David N. Felch, Chairperson

Michael W. Caron, Financial Expert

Richard G. Daigle

Brian Hamel

Lance A. Smith

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers, directors, and beneficial owners of more than ten percent of the Company’s common stock (“Reporting Person”) to file with the Securities and Exchange Commission initial reports of their status as a Reporting Person and any changes with respect to their beneficial ownership of common stock.

Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that the following Reporting Persons were delinquent with respect to their reporting obligations: in the fourth quarter of 2006, Messrs. Richard G. Daigle, Robert E. Anderson, Lance A. Smith and David N. Felch filed late Form 4’s for the acquisition of phantom stock units acquired under the Deferred Compensation Plan for Outside Directors.

Business and Family Relationships and Transactions with Directors and Executive Officers

In February 2007, the Company adopted a Policy and Procedures with Respect to Related Person Transactions. This policy will be administered by the Audit Committee. The policy applies to any transaction in which the Company is a participant, the amount involved exceeds $25,000 of the total reportable limit of $120,000, and in which any related person had, has or will have a direct or indirect interest. Any such transaction must be disclosed to and approved by the Audit Committee based on a consideration of all relevant facts and circumstances, including:

•

the benefits to the Company; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer;

•	the availability of other sources for comparable products or services;

•	the terms of the transaction; and

•	the terms available to unrelated third parties or to employees generally.

A transaction generally will not be approved unless the Audit Committee determines that the terms are at least as favorable to the company as those available from unrelated third parties. The following transactions with related parties were approved by the Audit Committee during 2007, and none of them was deemed to affect the independence of these directors.

The Company paid insurance premiums of $124,799 to One Beacon for liability insurance, brokered by F. A. Peabody Company, of which Mr. Robert E. Anderson is Chairman and CFO; and insurance premiums of $1,725,352 to Anthem Blue Cross of which Mr. D. James Daigle has an immediate family member employed.

Shareholder Communications with the Board of Directors

The Maine & Maritimes Corporation’s Board of Directors has established a process to facilitate communications by shareholders and other interested parties with directors as a group. You may choose one of the options listed below.

Call the Maine & Maritimes Corporation Board of Directors	Write to the Maine & Maritimes Corporation Board of Directors	Email the Maine & Maritimes Corporation Board of Directors
(877) 272-1523	MAM Board of Directors	directors@maineandmaritimes.com
(207) 760-2418	Maine & Maritimes Corporation
209 State Street
P.O. Box 789
Presque Isle, ME 04769-0789

•	Comments relating to MAM accounting, internal accounting controls, or auditing matters will be referred to members of the Audit Committee.

•	Other concerns will be referred to the Chairperson of the Governance Committee.

•	All comments will be received and processed by the MAM Corporate Communications Department.

•	You will receive a written acknowledgement from the Communications Department upon receipt of your written comments.

The communications process is posted on the Corporate Governance section of the Company’s website at www.maineandmaritimes.com.

PROPOSAL (2)

PROPOSAL FOR APPROVAL OF THE 2008 STOCK PLAN

Subject to shareholder approval, the Board of Directors of the Company has adopted the Maine & Maritimes Corporation 2008 Stock Plan (the “Plan”). The purpose of the Plan is to provide employees of the Company with stock ownership opportunities and additional incentives to contribute to the success of the Company and to aid the Company in attracting and retaining qualified employees. The Plan is designed to increase the number of Company shares owned by officers and other employees, and align the interests of officers and employees with those of shareholders. A copy of the Plan is included as Appendix A of this Proxy Statement.

In connection with the adoption of the Plan, the Board of Directors voted to terminate the 2002 Stock Option Plan. The Board has not granted any stock options since 2006, and there are only 3,932 options outstanding. These options will not be affected by the termination of the 2002 Stock Option Plan.

If implemented, the Plan has potential benefits for employees of the company.

Description of the Plan, Subject to Shareholder Approval

General.    The purpose of the Plan is to attract and retain the services of experienced and knowledgeable officers and employees for the benefit of the Company and its shareholders and to provide additional incentive for such officers and employees to continue to work for the best interests of the Company and its shareholders through continuing ownership of the Company’s common stock.

Administration.    The Performance and Compensation Committee of the Board of Directors has authority to grant awards to and is responsible for the general administration and interpretation of the Plan.

Plan Benefits.    Because benefits under the Plan will depend on the Board’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by award recipients if the Plan is approved by the shareholders.

Eligibility.    Each employee of the Company or any subsidiary of the Company is eligible to participate in the Plan.

Shares Subject to the Plan.    An aggregate of 85,000 shares of common stock have been reserved for issuance under the Plan.

Stock Awards.    After the Board of Directors determines that it will offer a stock award, the Company will advise the recipient in writing or electronically, by means of an “award agreement,” of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of shares that the recipient will be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the recipient must accept the offer.

Termination and Amendment.    No Award shall be granted pursuant to the Plan after ten (10) years from the date the Plan is approved by shareholders. The Board of Directors may at any time terminate the Plan or make any modification or amendment that it deems advisable; provided, however, that shareholder approval will be required for any amendment that will (a) increase the total number of shares as to which awards may be granted under the Plan, (b) modify the class of persons eligible to receive awards, or (c) otherwise require shareholder approval under any applicable law or regulation. Termination or any modification or amendment of the Plan will not, without the consent of an award holder, affect his or her rights under an award previously granted to him or her.

Federal Income Tax Consequences Relating to the Plan

The U.S. federal income tax consequences to the Company and recipients of awards under the Plan are subject to change. The following discussion is only a summary of the general rules applicable to the Plan. Recipients of awards under the Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the Company’s common stock associated with the stock award is received in an amount equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested (i.e., if the employee is required to work for a period of time in order to have the right to sell the stock) when it is received under the Plan and the recipient had not elected otherwise, the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. The income realized by the recipient will generally be subject to U.S. income and employment taxes.

In the case of stock awards that take the form of the Company’s unfunded and unsecured promise to issue common stock at a future date, the grant of this type of stock award is not a taxable event to the recipient because it constitutes an unfunded and unsecured promise to issue shares of Company common stock at a future date. Once this type of stock award vests and the recipient receives the Company common shares, the tax rules discussed in the previous paragraph will apply to receipt of such shares.

The recipient’s basis for determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested, as applicable. Upon the disposition of any stock received as a stock award under the Plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if, at the time of disposition, the shares have been held for more than one year since the recipient recognized compensation income with respect to such shares.

In the year that the recipient of a stock award recognizes ordinary taxable income in respect of such award, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the recipient is required to recognize, provided that the deduction is not otherwise disallowed under the Code.

Vote Required and Board Recommendation

Approval of the Plan requires a majority of shares voted in favor of approval of the Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2008 STOCK PLAN.

PROPOSAL (3)

RATIFICATION OF INDEPENDENT AUDITOR

The Audit Committee has selected Vitale, Caturano & Company as the Company’s independent auditor for the current fiscal year, and the Board is asking shareholders to ratify that selection. Although current law, rules, and regulations, as well as the charter of the Audit Committee, require the Company’s independent auditor to be engaged, retained, and supervised by the Audit Committee, and there is no requirement that the shareholders approve the selection, the Board considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Vitale, Caturano & Company for ratification by shareholders as a matter of good corporate practice. If a majority of the shares present at the meeting do not ratify the selection, the Audit Committee will review the selection and consider alternatives in the future.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor regarding pre-approval of all audit and permissible non-audit services provided by the independent auditor. The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent auditor. A request for pre-approval must be specific as to the particular services to be provided and may be submitted to the Audit Committee in one of the following ways:

1.	Request for approval of services at a meeting of the Audit Committee; or

2.	Request for approval of services by a designated member of the Audit Committee.

Rule 2-01(c)(7)(i)(C) of Regulation S-X permits the Audit Committee to waive its pre-approval requirement under certain circumstances. The Audit Committee did not waive its pre-approval requirements with respect to any of its fees reported.

Audit, Audit-Related, Tax and Other Fees

The following table presents the aggregate fees billed to MAM for professional services rendered by Vitale, Caturano & Company for fiscal years 2006 and 2007, by category, as described in the notes to the table below. The Audit Committee has concluded that the provision of the non-audit services listed in the table below is compatible with maintaining the independence of Vitale Caturano & Company.

	2006	2007
Audit Fees	$230,500	$210,000
Audit Related Fees (1)	$46,488	$32,000
Tax Fees (2)	$58,400	56,750
All Other Fees	0	0

Total Fees	$335,338	$298,750
(1)	Consists of the aggregate fees billed for services rendered on assurance and related services, which are reasonably related to the performance of the audit or review of the financial statements of the Company and its predecessor as set forth below.

	2006	2007
Audits of the Company’s pension plan and retirement savings plan (401(k))	$30,000	$32,000

Other audit related services	16,488	0

Total	$46,488	$32,000

(2)	Consists of the aggregate fees billed for services rendered by VCC for professional services for tax compliance, tax advice and tax planning for the Company and its predecessor as set forth below.

	2006	2007
Tax services for review of corporate tax return and earnings and profits	$30,000	$40,875
Other tax consulting services	28,400	15,875

Total	$58,400	$56,750

Representatives of Vitale, Caturano & Company will be present at the Annual Meeting, will have an opportunity to make a statement, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.

STOCKHOLDER PROPOSALS FOR YEAR 2009 ANNUAL MEETING

The Securities and Exchange Commission (“SEC”) Rule 14a-8 permits stockholders to submit proposals for consideration at annual meetings of the stockholders. Any such proposals for the Company’s Annual Meeting of Stockholders to be held in 2009 must be submitted to Maine & Maritimes Corporation’s principal executive office on or before November 22, 2008, and must comply with applicable regulations of the SEC in order to be included in proxy materials relating to that meeting. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Notices of intention to present proposals at the 2009 Annual Meeting should be addressed to Clerk, Maine & Maritimes Corporation, P.O. Box 789, Presque Isle, ME 04769-0789. The Company reserves the right to reject, rule out of order, or takes other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

As of the date hereof, there are no other matters that the Company intends to present, or has reason to believe others will present, at the Annual Meeting. If, however, other matters properly come before the Annual Meeting, the accompanying proxy authorizes the persons named as proxies or their substitutes to vote on such matters as they determine appropriate.

By Order of the Board of Directors,

Patrick C. Cannon

Secretary

APPENDIX A

MAINE & MARITIMES CORPORATION

2008 STOCK PLAN

1. Purpose. The purpose of the Plan is to provide Employees of Maine & Maritimes Corporation and its Subsidiaries with stock ownership opportunities and additional incentives to contribute to the success of the Company, and to attract, reward and retain Employees of outstanding ability.

2. Definitions. As used in this Plan, the following words and phrases wherever capitalized shall have the following meanings unless the context clearly indicates that a different meaning is intended:

(a) “Award” shall mean a grant of Shares to an individual under the Plan.

(b) “Award Agreement” shall mean a written or electronic agreement between the Company and the Awardee setting forth the terms of the Award.

(c) “Awardee” shall mean the holder of an outstanding Award.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

(f) “Committee” shall mean the committee described in Section 3, which shall have the authority to control and manage the administration of the Plan.

(g) “Common Stock” shall mean common stock, par value $0.01 per share, of the Company.

(h) “Company” shall mean Maine & Maritimes Corporation.

(i) “Disability” shall mean an Employee’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An Employee shall not be considered disabled unless he or she furnishes proof of the existence of such Disability in such form and manner, and at such times, as the Committee may require.

(j) “Employee” shall mean any person who is employed by the Company or any Subsidiary.

(k) “Fair Market Value” shall mean, with respect to Shares, the closing price of Shares as reported on the American Stock Exchange or such other principal exchange or quotation network on which the Shares are traded.

(l) “Plan” shall mean the Maine & Maritimes Corporation 2008 Stock Plan.

(m) “Share” shall mean a share of Common Stock of the Company, as adjusted in accordance with subsection 4(b).

(n) “Stock Award” shall mean a grant of Shares or of a right to receive Shares pursuant to Section 7 of the Plan.

(o) “Subsidiary” shall mean a Company of which Maine & Maritimes Corporation owns directly or indirectly at least fifty percent (50%) of the total combined voting power of all classes of stock entitled to vote.

3. Administration.

(a) Committee Members. The Plan shall be administered by the members of the Performance & Compensation Committee of the Board who are not employees of the Company or any Subsidiary and who otherwise qualify as “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Code Section 162(m), as amended, and the regulations thereunder. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at any meeting at which a quorum is present shall be deemed the action of the Committee. Any member may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Further, any action of the Committee may be taken without a meeting if all of the members of the Committee sign written consents, setting forth the action taken or to be taken, at any time before or after the intended effective date of such action.

(b) Powers. The Committee shall have the complete authority and discretion to administer the Plan, including the following powers, which shall be exercised in accordance with the terms of the Plan:

(i) to determine the Employees to whom Awards shall be granted;

(ii) to determine the time or times at which Awards shall be granted;

(iii) to determine the type or types of Awards to be granted;

(iv) to determine the terms, conditions and restrictions of each Award;

(v) to make adjustments in accordance with subsection 4(b);

(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;

(vii) to interpret the Plan and make all other determinations deemed necessary or advisable for the administration of the Plan; and

(viii) to delegate to any officer of the Company the authority to act for the Committee in such matters as the Committee may specify.

Each determination, interpretation or other action taken pursuant to the Plan by the Committee (or an officer of the Company acting under a delegation of authority by the Committee) shall be final and conclusive for all purposes and binding upon all persons, including the Company, its Subsidiaries, the Board, the Committee, the Employees and their respective successors in interest.

(c) Signatures. The Committee may authorize any member thereof to execute all instruments required in the administration of the Plan, and such instruments may be executed by electronic or facsimile signature.

4. Stock Subject to the Plan.

(a) Limitations. Subject to the provisions of subsection (b), the maximum number of Shares available for grant under the Plan shall be 85,000 Shares.

In the event that any Shares subject to an Award are forfeited, such Shares shall, unless the Plan has been terminated, become available again for grant and shall not be counted again for purposes of the foregoing share limitation. In the event that any Award granted under the Plan expires or terminates without the issuance of Shares or payment of other consideration in lieu of such Shares, the unissued Shares subject to such Award shall, unless the Plan has been terminated, become available for other Awards.

(b) Adjustments. If the number of Shares outstanding changes as a result of a stock split, stock dividend, combination, or reclassification of shares the Committee shall proportionately adjust: (i) the maximum number of Shares available for grant; and (ii) the number of Shares to be issued under outstanding Awards.

5. Eligibility.

The Committee may, from time to time, designate Employees to whom Awards may be granted in accordance with the terms of the Plan.

6. Granting of Awards.

The Committee may grant more than one Award to any Employee; provided that no Awards shall be granted to any Employee who, at the time the Award is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company. The terms and conditions of Awards need not be the same with respect to each Employee.

In no event may an Employee during any five (5) year period be granted Awards with respect to more than ten thousand (10,000) Shares, subject to adjustment as provided in Section 4. The Committee may condition the grant or vesting of an Award on the attainment of performance goals. Performance goals may be expressed in terms of earnings per Share, stock price, total shareholder return, return on equity, or any other quantifiable measures.

7. Stock Awards. (a) Stock Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Committee determines that it will grant a Stock Award, it will advise the Awardee in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, related to the grant, including the number of Shares that the Awardee shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Awardee must accept the grant. The grant shall be accepted by execution of an Award Agreement in the manner determined by the Committee.

(b) Unless the Committee determines otherwise, the Award Agreement shall provide for the forfeiture of the non-vested Shares underlying such Stock Award upon the Awardee ceasing to be an Employee.

8. Cancellation of Award. Notwithstanding any provision of the Plan to the contrary, the Committee may cancel any Award, whether vested or not, if at any time an Employee is not in compliance with the applicable terms of the Award Agreement or in the event of a serious breach of conduct, including but not limited to failure to comply with the terms of an agreement not to compete with the Company or disclose confidential information.

9. Change in Control. Upon the occurrence of a Change in Control Event, all then outstanding Awards not previously vested shall immediately become fully vested. For purposes of this Section, each of the following events shall constitute a Change in Control Event:

(a) Any person acquires beneficial ownership of Company securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding stock.

For purposes of this Plan, “beneficial ownership” shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term “person” shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Company securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

(b) The Company ceases to be a reporting company pursuant to Section 13(a) of the Securities Exchange Act of 1934 or any similar successor provision.

(c) The number of the Company’s Outside Directors, as defined herein, is decreased by more than fifty percent (50%) in any twenty-five (25) month period or the number of the Company’s directors is increased such that the Outside Directors constitute less than a majority of the Board.

For purposes of this Plan, an “Outside Director” as of a given date shall mean a member of the Company’s board of directors who has been a director of the Company throughout the six (6) months prior to such date and who has not been an employee of the Company at any time during such six (6) month period.

(d) Within any twenty-five (25) month period, individuals who were Outside Directors at the beginning of such period, together with any other Outside Directors first elected as directors of the Company pursuant to nominations approved or ratified by at least two-thirds ( 2/3) of the Outside Directors in office immediately prior to such respective elections, cease to constitute a majority of the board of directors of the Company.

(e) The Company is subject to a change in control which would require reporting in response to Item 5.01 of Form 8-K under the Securities Exchange Act of 1934, as amended, or any similar successor statute or rule, whether or not the Company is a reporting company under such Act.

(f)	The Company’s stockholders approve:

(i) any domestication, entity conversion, share exchange or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a domestication, entity conversion, share exchange or merger in which the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the surviving entity immediately after the transaction; or

(ii) any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company.

Notwithstanding subparagraphs (i) and (ii) above, the term “Change in Control Event” shall not include a domestication, entity conversion, share exchange, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of the Company is owned, directly or indirectly, by a holding company, and the holders of the Company’s common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

10. Amendment and Termination.

(a) Amendment. The Committee, without further approval of the shareholders of the Company, may amend the Plan from time to time in such respects as the Committee may deem advisable, provided that no amendment shall become effective prior to ratification by the Board and approval by shareholders if such amendment:

(i) increases the maximum aggregate number of shares which may be issued under the Plan;

(ii) provides for the grant of an Award to persons who are not Employees; or

(iii) would otherwise require shareholder approval under the AMEX Company Guide Section 711, any successor provision thereto, or any rule of any stock exchange on which any class of the Company’s securities is then listed.

(b) Termination. The Board, without further approval of the shareholders of the Company, may at any time terminate the Plan.

(c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not adversely affect Awards already granted without the written consent of the affected individual, and such Awards shall remain in full force and effect as if the Plan had not been amended or terminated.

11. Effective Date of Plan. The Plan shall be effective upon its adoption by the Board or its approval by the shareholders of the Company, whichever is later.

12. Term of Plan. No Award shall be granted pursuant to the Plan after ten (10) years from the date the Plan is approved by shareholders. Awards granted prior to the end of such period may extend beyond such period, except as otherwise provided herein or in the Award Agreement.

13. Arbitration. Arbitration as hereinafter provided shall be the exclusive remedy for resolving any claim or dispute arising under the Plan.

(a) Any arbitration under the Plan, and any related judicial proceeding, shall be initiated and shall proceed pursuant to the provisions of the Maine Uniform Arbitration Act (the “Act”) and, to the extent consistent with the Act, the then prevailing rules of the American Arbitration Association (the “Association”) for labor and employment contracts. To initiate arbitration, demand shall be given in writing to the Association and the other party no later than one year after the claim arises. Any claim for which such demand is not made within one year after the claim arises shall be barred and discharged absolutely.

(b) Any arbitration under the Plan shall be before a single arbitrator, and an award in such arbitration may include only damages which the arbitrator determines to be due under express provisions of the Plan and applicable Award Agreement. The arbitrator shall have no authority to award any other damages, including without limitation, consequential and exemplary damages. Any award in arbitration shall be subject to enforcement and appeal pursuant to the Act.

(c) The Company and the Employee shall share equally all costs and fees charged by the Association or the arbitrator.

14. Miscellaneous.

(a) Award Agreement. Upon executing an Award Agreement, an Employee shall be bound by such Agreement and by the applicable provisions of the Plan.

(b) Employment. The granting of an Award to an Employee shall not give the Employee any right to be retained in the employ of the Company or any Subsidiary, nor shall the existence of the Plan impair the right of the Company or any Subsidiary to discharge or otherwise deal with an Employee.

(c) Tax Matters. The Company shall be authorized to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes due from the Employee in connection with any Award granted, or payment due, under the Plan. .

(d) Governing Law. The Plan is established under and shall be construed according to the laws of the State of Maine.

(e) Headings. Paragraph headings are included solely for convenience and shall in no event affect, or be used in connection with, the interpretation of the Plan.

MAINE & MARITIMES CORPORATION ANNUAL MEETING—MAY 13, 2008—9:30 A.M.

G. Melvin Hovey Operations Center, Maine Public Service Company, 10 Parkhurst Siding Road, Presque Isle, Maine 04769

DIRECTIONS

From South:

Travel north on I-95 to Houlton, turn left from the exit ramp onto Rte. US-1. Follow Rte. US-1 north into Presque Isle (approximately 46 miles from Houlton). Turn right at the eighth traffic signal in Presque Isle, beyond Pizza-Hut, and proceed along Rte. 167, approximately 3 miles. Turn left onto the Parkhurst Siding Road, Rte. 205, just beyond Maine Public Service Company’s electrical substation. The meeting will be held in the conference room located on the first floor of the G. Melvin Hovey Operations Center, a brick building at the left along Rte. 205.

From North:

Travel South on Rte. US-1, cross the Aroostook River Bridge into Presque Isle, and turn left at the second traffic signal, just beyond the main entrance to the Aroostook Centre Mall. Proceed along Rte. 167, approximately 3 miles. Turn left onto the Parkhurst Siding Road, Rte. 205, just beyond Maine Public Service Company’s electrical substation. The meeting will be held in the conference room located on the first floor of the G. Melvin Hovey Operations Center, a brick building at the left along Rte. 205.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2-3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Brent M. Boyles	☐	☐	02 - D. James Daigle	☐	☐	03 - Deborah L. Gallant	☐	☐
04 - Lance A. Smith	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Company’s 2008 Stock Plan.	☐	☐	☐	3. Ratification of the selection of Vitale, Caturano & Company as the Company’s Independent Auditors for 2008.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Maine & Maritimes Corporation

Notice of 2008 Annual Meeting of Shareholders

G. Melvin Hovey Operations Center

Maine Public Service Company

10 Parkhurst Siding Road, Presque Isle, ME 04769

Solicited by the Board of Directors for Annual Meeting – May 13, 2008, at 9:30 a.m.

Patrick C. Cannon, Secretary and Clerk, and Michael I. Williams, Assistant Secretary; or any one or more of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Maine & Maritimes Corporation to be held on May 13, 2008, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 - 3.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Brent M. Boyles	☐	☐	02 - D. James Daigle	☐	☐	03 - Deborah L. Gallant	☐	☐
04 - Lance A. Smith	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. Approval of the Company’s 2008 Stock Plan.	☐	☐	☐	3. Ratification of the selection of Vitale, Caturano & Company as the Company’s Independent Auditors for 2008.	☐	☐	☐

B Non-Voting Items

Change of Address – Please print new address below.

C Authorized Signatures – This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Maine & Maritimes Corporation

Notice of 2008 Annual Meeting of Shareholders

G. Melvin Hovey Operations Center

Maine Public Service Company

10 Parkhurst Siding Road, Presque Isle, ME 04769

Solicited by the Board of Directors for Annual Meeting – May 13, 2008, at 9:30 a.m.

Patrick C. Cannon, Secretary and Clerk, and Michael I. Williams, Assistant Secretary; or any one or more of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Maine & Maritimes Corporation to be held on May 13, 2008, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, FOR Proposal 2 and FOR Proposal 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)